EXHIBIT E-13

BALANCE SHEET AND CONDENSED INCOME STATEMENT

For

SIX - MONTH PERIOD ENDING JUNE 30, 1999

NeuroGenesis, Inc
CONDENSED INCOME STATEMENT Page 1
For the 1 Period Ending June 30, 1999
	YTD Actual	%
INCOME FROM SALES
beCALM'd Sales	66,245	54.5
NeuRecover-DA Sales	31,804	26.2
NeuRecover-SA Sales	13,859	11.4
Neuro Slim	3,281	2.7
Ultratrend	2,467	2.0
Inca Gold (60 Capsules)	2,058	1.7
	2	**
Booklets- Natural Path
Manuals	60	**
Books & Manuals	62	**
S&H; Charged to Customer	0	**
Royalty Income	1,600	1.3
Misc. Income	0	**
Sale Returns	0	**
Total Sales	121,371	100.0

COST OF GOODS SOLD
BeCALM'd	15,898	13.1
NeuRecover-DA	11,962	9.8
NeuRecover-SA	3,547	2.9
NeuroSlim - 180 Cap	1,458	1.2
Utratrend	702	0.5
Inca Gold 60 Cap	266	0.2
Books and Manuals	0	**
Misc. Cost of Goods Sold	1,884	0.5
Total Manufacturing Costs	35,716	29.4
Inventory Loss <Gain>	(480)	0.4
Total Costs of Goods Sold	35,236	29.0
GROSS MARGIN	86,140	70.9
G & A EXPENSES
Directors' Fees	0	**
Travel & Entertainment	0	**
Public Relations	0	**
Financing Costs	0	**
Patent Expense	0	**
Bank Charges	227	0.1
Amort. Expense - Patents	118	0.1
Stock Transfer Exp.	20	**
Salaries & C.O.E - G & A	0	**
Facilities Expenses
Office Rental	9,212	7.5
Utilities	0	**
Local Telephone	2,153	0.8
Bookkeeping & Acctg Expense	0	**
Travel & Entertainment	75	**
Office Supplies	404	0.3

NeuroGenesis, Inc CONDENSED INCOME STATEMENT Page 2 For the 1 Period Ending June 30, 1999
	YTD Actual	%
Copier Expense-	1,844	0.5
Fax Expense	18	**
Depr Exp Computers	850	0.7
Depr. Exp. - Furn. & Fixtures	146	0.1
Postage	327	0.2
Computer Supplies	473	0.3
Computer Software	701	0.5
Audit	0	**
Legal	3,896	3.2
Insurance Expense	1,374	1.1
Organizational Expense	0	**
Taxes	836	0.6
Misc. G & A	(50)	**
Total G & A Expenses	23,606	19.4

MARKETING EXPENSES
Salaries & Cost of Employment	19,876	16.3
Total Commissions Paid	21,310	17.5
Credit Card Expense	1,835	1.5
New Product Research	0	**
Conventions	0	**
Supplies, general	0	**
Sales Aids	592	0.4
Postage Meter Rent	0	**
Postage	115	**
Samples	162	0.1
Advertising	0	**
L.D. Telephone	1,967	1.6
Pager & Cell Phone	1738	1.4
Travel & Entertainment	195	0.1
Market Research	0	**
Bad Debt Expense	495	0.4
Total Marketing Expense	48,284	39.7

RESEARCH & DEVELOPEMENT EXPENSES
Total Salaries	0	**
Clinical Trials	0	**
Misc.	0	**
Total R & D Expense	0	**

NeuroGenesis, Inc CONDENSED INCOME STATEMENT Page 3 For the 1 Period Ending June 30, 1999
	YTD Actual	%

MANUFACTURING & DELIVERY EXPENSE
Salaries	0	**
Supplies	0	**
Misc. Mfg Exp.	0	**
Freight OUT	440	0.3
Freight IN	1,566	1.2
Prior Year Exp. Paid This Yr	1,608	1.3
Total Mfg. and Delivery Exp.	3,614	2.9

OTHER EXPENSE AND (INCOME)
Interest expense (income)	0	**
Multi-Level Marketing	0	**
Treatment Centers	0	**
Other expense (Income)	684	0.5
Other Income	0	**
Sales discounts	0	**
Miscellaneous	0	**
Total Other Exp. and (inc)	684	0.5
Net Income From Operations	9,951	8.2
Assets Acquired From Law Suits	12,269	10.1
Extraordinary Exp From Law Suits	0	**
NET INCOME	22,220	18.3

NeuroGenesis, Inc CONDENSED BALANCE SHEET Page 1 June 30, 1999
ASSETS
CURRENT ASSETS
Cash
Wells Fargo checking	5,070
Bank of America - NGI	16,240
London 7 Schaeffer Escrow Acct	0
Petty Cash	0
Undeposited Cash from AIR	0
Total Cash		1,309

Accounts Receivable
Accts Rec -- 3N1	19,738
Accts Rec. - NHP	5,096
Loans to Officers & Directors - AS	0
AIR Shareholders	24
Total Accounts Receivable		4,858

Inventory
beCALM'd Inventory	5,059
Ultratrend Inventory	1,299
NuRecover - SA Inventory	9,414
NeuRecover - DA Inventory	9,463
NeuroSlim Inventory	4,602
Inca Gold Inventory	3,838
Booklets and Manuals	1,944
Video Tapes	0
Total Inventory		5,619

Deposits and Prepaid's		0,881
		________
Total Current Assets		2,668

FIXED ASSETS
Furniture & fixtures	4,922
Accum deprec-Furn & Fixt	2,241
Computers	8,499
Accum Depr Computers	(2,809)
Machinery	1,281
Accum Depr of Machinery.	(57)
Patents	8,981
Accum Depr on Patents	(118)
Display booths	3,811
Accum Depr of Display booths	(3,811)
Lease Hold Improvementy	0
Total Fixed Assets		8,458
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Total Assets		21,126

NeuroGenesis, Inc CONDENSED BALANCE SHEET Page 2 June 30, 1999

LIABILITIES
CURRENT LIABILITIES
Trade Accounts payable	30,441
Loans From Officers & Directors	35,618
Commissions Payable	2,541
Deposits on Sales	3
Sales tax payable	815
Withheld Taxes Payable	(263)
Bank Loans	0
Total Current Liabilities		69,156

EQUITY
Common Shares @ $0.025	43,769
Paid in capital	1,780,938
Long Term Debt	138,803
Retained Earnings	(2,011,540)
Total Equity		(48,030)
		=======
TOTAL LIABILITIES		121,126